UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2006

CCC INFORMATION SERVICES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28600	54-1242469
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center Chicago

444 Merchandise Mart

Chicago, Illinois 60654

(Address of Principal Executive Offices)

312- 222-4636

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 10, 2006, CCC Information Services Group Inc. (the “Company”) completed its merger (the “Merger”) with Cougar Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Cougar Holdings, Inc. (“Cougar Holdings”), pursuant to the Agreement and Plan of Merger dated as of September 21, 2005 by and among Cougar Holdings, Merger Sub and the Company (the “Merger Agreement”). Cougar Holdings was formed by investment funds associated with the global investment company, Investcorp (“Investcorp”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, the Company notified the NASDAQ National Market on February 10, 2006 that each share of the Company’s common stock, par value $0.10 per share, issued and outstanding immediately prior to the effective time of the Merger (the “Common Stock”), was canceled and automatically converted into the right to receive $26.50 in cash, without interest. As a result, the Common Stock was delisted from the NASDAQ National Market at the closing of trading on February 10, 2006.

Item 3.03. Material Modification to Rights of Security Holders

Pursuant to the Merger Agreement, each share of the Common Stock was canceled and automatically converted into the right to receive $26.50 in cash, without interest. Shares of Common Stock owned by the Company as treasury stock and shares owned by Cougar Holdings, Merger Sub or affiliates thereof were canceled without any payment in the Merger. Shares held by stockholders who made proper demands for appraisal and did not vote in favor of adoption of the Merger Agreement were not entitled to receive the merger consideration. Each share of Series F Preferred Stock was canceled and automatically converted into the right to receive $1.00 in cash, plus accrued and unpaid dividends, if any, without interest.

Item 5.01. Changes in Control of Registrant.

On February 10, 2006, pursuant to the terms of the Merger Agreement, Cougar Holdings completed the acquisition of the Company through the merger of Merger Sub with and into the Company. The Company was the surviving corporation in the Merger. As a result of the Merger, the Company is 100% owned by Cougar Holdings. Cougar Holdings is held by entities associated with Investcorp.

The aggregate purchase price paid for all of the shares of the Common Stock and options to purchase shares of the Common Stock in the Merger was approximately $496 million. The aggregate purchase price and related fees and expenses were funded by new credit facilities and private offerings of debt and equity securities.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

On February 10, 2006, pursuant to the terms of the Merger Agreement, effective immediately after the completion of the Merger, each of John D. Collins, Morgan W. Davis, Michael R. Eisenson, J. Roderick Heller, III, Thomas L. Kempner, Mark A. Rosen and Herbert S. Winokur resigned as members of the Board of Directors of the Company.

Item 8.01. Other Events.

On February 10, 2006, the Company issued a press release announcing the completion of the Merger.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated February 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2006

CCC INFORMATION SERVICES GROUP INC.

By:	/s/ Peter J. Falconer
Peter J. Falconer
Assistant General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 10, 2006